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Exhibit 4.1

AMERICAN DISTRIBUTED GENERATION INC.
45 FIRST AVENUE
WALTHAM, MASSACHUSETTS 02451

FORM OF
STOCK PURCHASE WARRANT

NEITHER THIS WARRANT NOR ANY SECURITIES PURCHASABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY SECURITIES PURCHASABLE UPON EXERCISE HEREOF MAY BE SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS.

Date of Issuance:	Right to Purchase: Shares of Common Stock (subject to adjustment)
Warrant #

        For value received, American Distributed Generation Inc., a Delaware corporation (the "Company"), hereby grants to                                      (the "Holder"), the right to purchase from the Company                                      (xx, xxx) shares of the Company's Common Stock (subject to adjustment pursuant to Section 3 hereof) at a price of $1.00 per share (as adjusted pursuant to Section 3 hereof, the "Exercise Price"). The amount and kind of securities purchasable pursuant to the rights granted under this Warrant and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

        This Warrant is subject to the following provisions:

        1.    Definitions.    As used in this Warrant, the following terms have the meanings set forth below:

        "Common Stock" means the Company's Common Stock, $.001 par value per share.

        "Date of Issuance" shall have the meaning specified above.

        "Person" means an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization or any other entity or a government or any department or agency of a government.

        "Warrant" or "Warrants" means this Warrant and all stock purchase warrants issued in exchange therefor pursuant to the terms thereof.

        "Warrant Stock" means shares of the Company's authorized but unissued Common Stock; provided that if there is a change such that the securities issuable upon exercise of the Warrant are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Stock" will mean one share of the security issuable upon exercise of the Warrant if such security is issuable in shares, or will mean the smallest unit in which such security is issuable if such security is not issuable in shares.

        2.    Exercise of Warrant.

          2.1    Exercise Period.    The Holder may exercise this Warrant, in whole or in part (but not as to a fractional share of Warrant Stock), at any time and from time to time prior to the third anniversary of the Date of Issuance of the Warrant (the "Exercise Period").

          2.2    Exercise Procedure.

            (a)   This Warrant may be exercised by the Holder in whole or in part (but not as to fractional shares of Warrant Stock) by the surrender of this Warrant and delivery of an executed Notice of Exercise in the form appended hereto duly executed by the Holder to the Company at its principal office at any time or times during the Exercise Period accompanied by payment for the Warrant Stock as to which this Warrant is being exercised by wire transfer to an account designated by the Company or by certified or bank check. In the event of a partial exercise of this Warrant, this Warrant will be canceled and the Company will deliver a new Warrant of like tenor representing the balance of the shares of Warrant Stock purchasable hereunder. This Warrant will be deemed to have been exercised as such time (the "Exercise Date") as the Company has received the Notice of Exercise accompanied by this Warrant and a wire transfer to an account designated by the Company or a certified or bank check in the amount of the Exercise Price multiplied by the number of shares of Warrant Stock for which the Warrant is being exercised.

            (b)   Certificates for shares of Warrant Stock purchased upon exercise of this Warrant will be delivered by the Company to the Holder within ten days after the Exercise Date.

            (c)   The Warrant Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Holder on the Exercise Date, and the Holder will be deemed for all purposes to have been the record holder of such Warrant Stock on the Exercise Date.

            (d)   The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant will be made without charge to the Holder for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer, in whole or in part, of this Warrant (including the issuance of new Warrants in connection therewith) or the delivery of stock certificates in a name other than that of the Holder of this Warrant presented for exercise, and any such tax shall be paid by such Holder at the time of presentation.

          2.3    Notice of Exercise.    The Notice of Exercise will be substantially in the form set forth in Exhibit I hereto.

        3.    Exercise Price and Adjustments for Certain Events.

        3.1    General.    The initial Exercise Price will be $1.00 per share, subject to adjustment as set forth below.

        3.2    Stock Splits, etc.    In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, whether by way of a stock dividend or otherwise, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased; and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately reduced.

        3.3    Adjustments for Capital Reorganization or Reclassification.    If any capital reorganization or reclassification of the capital stock of the Company is effected (other than an Acquisition, as defined below), then, as a condition of such capital reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, in lieu of shares of Warrant Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, those shares of stock, securities or assets which would have been issued or payable with respect to or in exchange for the Warrant Stock issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to the record date (or the effective date, as the case may be) for such capital reorganization or reclassification.

        3.4    Acquisition Transaction.    If the Company is to be consolidated with or acquired by another Person in a merger or otherwise, or in the event of a sale of all or substantially all of the Company's assets (an "Acquisition"), the Company may take such action with respect to this Warrant as the Company's Board of Directors may deem to be equitable and in the best interests of the Company, its stockholders and the Holder under the circumstances, including, without limitation, (i) making appropriate provision for the continuation of this Warrant by substituting on an equitable basis for the shares then subject to this Warrant either the consideration payable with respect to the outstanding shares of Warrant Stock in connection with the Acquisition or securities of any successor or acquiring entity or (ii) giving the Holder reasonable advance notice of the pendency of the Acquisition and canceling this Warrant effective upon the Acquisition if it is not exercised prior to the Acquisition.

        4.    Notice of Adjustments.    Immediately upon any adjustment of the Exercise Price or increase or decrease in the number of shares of Common Stock purchasable upon exercise of this Warrant, the Company will send written notice thereof to the Holder, stating the adjusted Exercise Price and the increased or decreased number of shares purchasable upon exercise of this Warrant and setting forth in reasonable detail the method of calculation for such adjustment and increase or decrease.

        5.    Reservation Of Common Stock.    The Company will at all times reserve and keep available for issuance upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant, and upon such issuance such shares of Common Stock will be validly issued, fully paid and nonassessable.

        6.    No Stockholder Rights.    This Warrant will not entitle the holder hereof to any voting, dividend or other rights as a stockholder of the Company until it is exercised.

        7.    Warrant Not Transferable.    This Warrant and all rights hereunder may not be assigned or transferred, in whole or in part, without the prior written consent of the Company.

        8.    Acknowledgements.    The Holder acknowledges that this Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement as to this Warrant or such Warrant Stock under the Securities Act (or any similar statute then in effect), or (ii) an opinion of counsel satisfactory to the Company to the effect that such registration is not, under the circumstances, required.

        9.    Representations, Warranties and Covenants of the Holder.    The Holder represents, warrants, acknowledges and agrees as follows: (a) the Holder is (i) a person or entity which falls within one of the categories of accredited investors set forth in Rule 501(a) of Regulation D ("Regulation D") under the Securities Act, including without limitation either: (A) a natural person whose net worth, or joint net worth with the Investor's spouse, exceeds $1,000,000; (B) a natural person who had income in excess of $200,000, or joint income with the Investor's spouse in excess of $300,000, in each of the two most recent years and reasonably expects to have income at that level in the current year; or (C) any other person or entity meeting the standards set forth in Regulation D, or (ii) not a "U.S. Person" (as defined in Rule 230.903 of Regulation S of the Securities Act to mean, in part, any natural person resident in the United States or any partnership or corporation organized or incorporated under the laws of the United States), and is not acquiring the Warrants or the Warrant Stock for the account or benefit of any U.S. Person and that it will resell the Warrants or the Warrant Stock only in accordance with the provisions of Regulation S pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act; (b) the Holder is acquiring this Warrant and, has a present intention of acquiring the Warrant Stock issuable upon exercise of this Warrant, for its own account for investment and not with a view to any distribution thereof, and will not transfer this Warrant or any shares of the Warrant Stock in violation of the provisions of any applicable securities law; (c) the Holder has been granted access to information and materials concerning the Company, this Warrant and the Warrant Stock sufficient to permit it to evaluate the merits and risks of an investment in this Warrant and the Warrant Stock and has had the opportunity to its satisfaction to question and to receive answers from officers and other representatives of the Company concerning the Company, this Warrant and the Warrant Stock; (d) the Holder has taken full cognizance of and understands all of the risks associated with an investment in this Warrant and the Warrant Stock; (e) the Holder has not relied upon any representations or warranties made by the Company or any of its officers or other representatives or agents; (f) this Warrant and the Warrant Stock issuable upon exercise of this Warrant have not been registered under the Securities Act, or registered or qualified under any state securities law, and they must be held indefinitely unless they are subsequently registered under the Securities Act and registered or qualified under any applicable state securities law or an exemption from such registration or qualification is available; and (g) neither the SEC nor any state securities commission has approved or disapproved of this Warrant or the Warrant Stock purchasable upon exercise of this Warrant and the Holder understands that any representation to the contrary is a criminal offense.

        10.    Miscellaneous.

        10.1    Amendment and Waiver.    The provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

        10.2    Notices.    All notices and other communications under this Warrant shall be (a) in writing (which shall include communications by fax), (b) (i) delivered by hand, (ii) delivered by package courier service, or (iii) sent by fax. Notices and other communications hereunder shall be effective or deemed delivered or furnished (1) if given by fax, when such communication is transmitted and the appropriate answer back is received or receipt is otherwise acknowledged and (2) if given by hand delivery or sent by courier service, when received. Any notices or other communications to be given to the Holder will be given to the address or fax number of such Holder shown on the books of the Company any notices or other communications to be sent to the Company will be sent or delivered to the Company at:

        American Distributed Generation Inc.
        45 First Avenue
        Waltham, Massachusetts 02451
        Attention: CEO
        Fax: 781-522-6050

        10.3    Descriptive Headings; Governing Law.    The descriptive headings of the paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the laws of the Commonwealth of Massachusetts.

        IN WITNESS WHEREOF, the Company and the Holder have executed this Warrant as of the date first set forth above.

AMERICAN DISTRIBUTED GENERATION INC.
By:	Name: John N. Hatsopoulos Title: President & Chief Executive Officer
Accepted and agreed to by the Holder
By:	Name: Title:

NOTICE OF EXERCISE

(To be Executed by
the Holder in Order to
Exercise the Warrant)

        The undersigned hereby irrevocably elects to exercise the right to purchase                                     (                                    ) shares of the common stock of American Distributed Generation Inc. pursuant to the provisions of the Stock Purchase Warrant dated as of                                    and herewith makes payment of the Exercise Price of such shares in full. Such payment is hereby made in the amount of $                        by wire transfer or by certified or bank check.

Printed Name of Holder:

Signature:

Title (if signing on behalf of the Holder):

Address:

Dated:

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  Exhibit 4.1